                                  Exhibit 5(a)



          FORM OF GROUP CONTRACT:
               (1) SCUDDER (30020)
               (2) DEAN WITTER, PUTNAM, MFS (30029)
               (3) MULTI-MANAGER (30040)

**DATA PAGE **                                            GROUP CONTRACT NUMBER

                                                                 CONTRACTHOLDER

                           RIGHT TO EXAMINE CONTRACT

You may return this contract within twenty days after receiving it or within 45 days after the application is signed, whichever period ends later. It may be delivered or mailed to us or the agent through whom it was purchased. The contract will then be deemed void from the start. Any premium paid will be returned.

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95

Flexible Premiums are payable during the lifetime of the insured to age 95. The death benefit is payable at the death of the insured prior to age 95 and while the contract is in force. Cash surrender value, if any, is payable at the insured's age 95.

This contract is a legal contract between the contract holder and Paragon Life Insurance Company. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your contract. This cover sheet is not the complete insurance contract and only the actual contract provisions will control. The contract itself sets forth, in detail, the rights and obligations of both you and your insurance company. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTACT.

ISSUED BY:  PARAGON LIFE INSURANCE COMPANY
            A STOCK COMPANY
            100 SOUTH BRENTWOOD
            ST.LOUIS, MISSOURI 63105
            (314) 862-2211

30020
(3/93)                        0.01

            ALPHABETIC GUIDE TO YOUR CONTRACT

               Page
               2.03  Agency
               2.03  Authority
               2.03  Certificate of Insurance
               2.02  Conversion Privilege
               2.01  Definitions
               2.02 Effective Date of Dependent Term Insurance and Additional Benefits
               2.02  Effective Date of Individual Insurance
               2.03  Entire Contract
               2.02  Grace Period
               2.03  Incontestability
               2.03  Monies Payable
               2.03  Ownership and Control of This Contract
               2.02  Premiums
               2.01  Premium Payments
               2.03  Records Required
               2.03  Sex and Number
               2.02  Termination of Insurance
               2.03  Termination of This Contract


The Certificate of Insurance will be attached to and made a part of this Contract.

30020                         0.02
(3/93)

                            Contract Specifications



Contract Effective Date:

Contract Anniversary Date:

Contract Jurisdiction State:

Contract Execution Date:

Contractholder:



Associated Companies:



Eligible Class or Classes of Employees:



Individual Eligibility Date:

30132                             1.01

Employee Insurance Benefits:



Additional Benefits:



Premium Due Date:

30132                              1.02

30132                              1.03

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                              RATES ARE PER $1000


   ATTAINED                ATTAINED              ATTAINED
     AGE       RATE          AGE         RATE      AGE       RATE
     ---       ----          ---         ----      ---       ----
     18        0.155         19          0.161     20        0.163
     21        0.165         22          0.163     23        0.163
     24        0.161         25          0.159     26        0.158
     27        0.158         28          0.159     29        0.163
     30        0.167         31          0.172     32        0.178
     33        0.187         34          0.196     35        0.207
     36        0.221         37          0.238     38        0.257
     39        0.278         40          0.303     41        0.329
     42        0.357         43          0.386     44        0.416
     45        0.449         46          0.483     47        0.520
     48        0.559         49          0.603     50        0.651
     51        0.705         52          0.767     53        0.836
     54        0.911         55          0.988     56        1.071
     57        1.155         58          1.244     59        1.342
     60        1.450         61          1.576     62        1.723
     63        1.891         64          2.078     65        2.276
     66        2.486         67          2.704     68        2.933
     69        3.188         70          3.478     71        3.813
     72        4.208         73           4.66     74        5.163
     75        5.708         76          6.284     77        6.884
     78        7.517         79          8.203     80        8.968
     81        9.837         82         10.829     83       11.941
     84       13.150         85         14.440     86       15.795
     87       17.213         88         18.699     89       20.262
     90       21.925         91         23.733     92       25.762
     93       28.155         94         31.307


THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Age Last Birthday.

Any values guaranteed in this certificate are based on these rates.

30133                                1.01

                         1.  DEFINITIONS IN THIS CONTRACT

We, Us and Our           The Paragon Life Insurance Company.

Employee A person who is employed and paid for services by the employer on a regular basis. In no event will the amount of time worked per week be less than 30 hours.

Insured An employee or an employee's spouse who is insured for life insurance under this contract.

Spouse The employee's legal spouse and does not include a spouse who is legally separated from the employee.

Actively at Work         The employee must work for his employer at his usual
                         place of work or such other places as required by his employer in the course of such work for the full number of hours and full rate of pay, as set by the employment practices of his employer. In no event will the amount of time worked per week be less than 30 hours.

Associated               Those companies listed on the contract specifications
Company                  page that are under common control through stock
                         ownership, contract or otherwise, with the contractholder.

                         Employees of each Associated Company will be considered employees of the contract-holder.

                         Service with an Associated Company will be considered service with the contract-holder.

                         The records of an Associated Company which have a bearing on this contract will be considered records of the contractholder.

                         If an Associated Company ceases to be under common control with the contractholder, the insureds of the Associated Company may continue the insurance as an individual policy.

                         The inclusion of any Associated Company will not affect the ownership of this contract by the contractholder or the rights of ownership of this contract by the contractholder.

Individual               Insurance on the employee or the employee's spouse
Insurance                provided through this contract.

Dependent Term           Insurance on the dependent of an employee provided by
Insurance                a rider to the certificate.


                         2.  PROVISIONS RELATING TO INDIVIDUAL AND
                             DEPENDENT TERM INSURANCE

Premium                  Premium payments for individual and dependent term
Payments                 insurance coverage may be made by the employee and/or
                         the contractholder. The employee's premium paid under this contract is the amount authorized by the employee to be deducted from his wages. Premiums may be paid in addition to the authorized deductions as set forth in the contract. The authorization for payroll deduction may be cancelled at any time upon written request.

                         If for any reason, premiums for this coverage are no longer being deducted from the employee's wages, the insurance under the certificate will be continued (in the form of an individual policy as a result of the conversion privilege) and planned premiums will be direct billed basis.

30525                                   2.01
(3/93)

Eligibility              Within an eligible class, individual insurance is
for Individual           available only if the employee is actively at work at
Insurance                the time of application for personal insurance.

Effective Date of        Subject to the conditions listed below, the individual
Individual               insurance, subject to eligibility, will be made
Insurance                effective on the latest of the date on which:

                         1)  the application for the certificate is signed;

                         2) the first premium for the individual insurance is paid to us; and

                         3) the information provided in the application for the certificate is determined to be acceptable to us for issuance of coverage under our current rules and practices.

                         If individual insurance ends at the request of the owner or, prior to the maturity date, when a certificate's cash surrender value is insufficient to cover the monthly deductions, individual insurance will be restored only as stated in the certificate section titled "Reinstatement."

Effective Date           Subject to the conditions listed below, the dependent
of Dependent Term        term insurance and  additional benefits, subject to
Insurance and            eligibility, will be made effective on the latest of
Additional Benefits      the date on which:

                         1) the individual insurance that such coverage is effective; and

                         2) the information provided in the application for the particular coverage is determined to be acceptable to us for issuance of coverage under our current rules and practices.

Termination of           Individual and dependent term insurance will terminate
Insurance                according to the terms of the certificate.

Conversion               If an insured's eligibility under this contract ends
Privilege                due to the termination of this contract or the
                         employment of the employee, such insured's coverage, if not already in the form of an individual policy, will automatically be converted by amendment to an individual policy. Such individual policy will provide benefits which are identical to those provided under the certificate.

                         An amendment to convert the certificate to an individual policy will be mailed:

                         1)  within 31 days after we receive written
                             notification that the employee's employment ended, or after the termination date of the contract; and

                         2) once any planned premium necessary to prevent the policy from lapsing is paid to us at our home office.

                         The planned premiums for this individual policy may be paid annually, semiannually, quarterly or at other intervals we establish from time to time. Additional premiums may be paid as set forth in the policy.

                         3.  PREMIUMS

Premium Payment          All planned premiums must be remitted in advance by the
                         contractholder to our home office. This includes any adjustments in premiums.

Grace Period             If planned premium payments after the first such
                         payment are not made in a timely fashion, this contract will be in default. A grace period of 31 days will be granted for the remittance of the planned premiums after the first payment. This contract will be in force during the grace period. If such premium is not paid in the grace period, the contract will terminate at the end of that period. The contract will terminate before that date if the contractholder gives us written notice in advance.

30252                                2.02
(3/93)

Entire Contract          We have issued this contract in consideration of the
                         application of the contractholder and remittance of premiums by the contractholder. This contract, with the attached copy of the contractholder's application and other attached papers, if any, is the entire contract between the contractholder and us. All statements made by the contractholder, any certificate owner or any insured will be deemed representations and not warranties. Misstatements will not be used in any contest or to reduce claim under this contract, unless it is in writing. A copy of the application containing such misstatement must have been given to the contractholder or to the insured or to his beneficiary, if any.

Authority                No agent may change this contract or waive any of its
                         provisions. No change in this contract, other than a change of rates, will be effective until the form making such change is signed by our executive officer and accepted by the contractholder.

Incontestability         We cannot contest this contract after it has been in
                         force for two years from the contract effective date.

Ownership and            The contractholder owns this contract. This contract
Control of               may be changed or ended by agreement between us and
This Contract            the contractholder without the consent of, or notice
                         to, any person claiming rights or benefits under this contract.

Records Required         The contractholder will promptly give us, at our home
                         office, any facts that we may need to administer the insurance under this contract and to determine the premiums. All of the contractholder's records which have a bearing on this insurance will be ready for us to inspect when and as often as we may, within reason, require.

Certificate of           Clerical error by the contractholder or us will not
Insurance                make the insurance of an ineligible person valid nor
                         continue insurance which was ended by valid means.

                         We will issue to the contractholder, to give to each insured under this contract, a certificate of insurance or an individual policy. If an individual policy is issued, then all reference herein to a certificate will mean an individual policy. The certificate will state the owner's rights and benefits under the certificate and to whom benefits are payable. Also, stated are the limits and requirements in this contract that may apply to the insured and his insured dependents, if any.

                         The terms and provisions of the certificate, a copy of which is attached, are incorporated herein by reference and made a part of this contract. The rights and benefits of the insured under or owner of the certificate will not inure to the benefit of the contractholder.

                         Except as provided in the grace period section of this contract, this contract will be terminated immediately upon default.

Termination              We may end this contract or any of its provisions by
of This                  giving notice in writing to the contractholder at
Contract                 least 31 days prior to the termination date.

                         If this contract is terminated any insurance in effect will remain in force on an individual basis, provided it is not cancelled or surrendered by the certificate owner. Any planned premiums will no longer be deducted from the employee's wages and will be remitted directly to us.

Sex and                  When used in this contract, the masculine includes the
Number                   feminine, the singular the plural, and the plural the
                         singular.

Monies                   All monies payable by us as benefits under this
Payable                  contract will be paid, subject to the laws which govern
                         such payment, at our home office or authorized claim offices. All monies payable to us or by us will be in the lawful currency of the United States.

Agency Neither us nor the contractholder is an agent of the other under this contract for any purpose

30252                                     2.03
(3/93)

[LOGO OF PARAGON LIFE]                                    GROUP CONTRACT NUMBER


                                                              CONTRACTHOLDER


              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95


                               Non-Participating

Flexible Premiums are payable during the lifetime of the insured to age 95. The death benefit is payable at the death of the insured prior to age 95 and while the contract is in force. Cash surrender value, if any, is payable at the insured's age 95.


                                   RIGHT TO
                               EXAMINE CONTRACT

You may return this contract within twenty days after receiving it or within 45 days after the application is signed, whichever period ends later. It may be delivered or mailed to us or the agent through whom it was purchased. The contract will then be deemed void from the start. Any premium paid will be returned.


This contract is a legal contract between the contract holder and Paragon Life Insurance Company. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your contract. This cover sheet is not the complete insurance contract and only the actual contract provisions will control. The contract itself sets forth, in detail, the rights and obligations of both you and your insurance company. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTACT.

Signed for the company at its Home Office, St. Louis, Missouri 63105.


[SIGNATURE ILLEGIBLE]
V.P., GENERAL COUNSEL                    /s/ Carl H. Anderson
   AND SECRETARY                         PRESIDENT

30029
(5/95)                            0.01

                       ALPHABETIC GUIDE TO YOUR CONTRACT



            Page
            2.03      Agency
            2.03      Authority
            2.03      Certificate of Insurance
            2.02      Conversion Privilege
            2.01      Definitions
            2.02 Effective Date of Dependent Term Insurance and Additional Benefits
            2.02      Effective Date of Individual Insurance
            2.03      Entire Contract
            2.02      Grace Period
            2.03      Incontestability
            2.03      Monies Payable
            2.03      Ownership and Control of This Contract
            2.02      Premiums
            2.01      Premium Payments
            2.03      Records Required
            2.03      Sex and Number
            2.02      Termination of Insurance
            2.03      Termination of This Contract


The Certificate of Insurance will be attached to and made a part of this Contract.

30029                         0.02
(5/95)

                            Contract Specifications



 Contract Effective Date:

 Contract Anniversary Date:

 Contract Jurisdiction State:

 Contract Execution Date:

 Contractholder:



 Associated Companies:



 Eligible Class or Classes of Employees:



 Individual Eligibility Date:

30157                             1.01

 Employee Insurance Benefits:








 Additional Benefits:







Premium Due Date:

30157                             1.02

30157                             1.03

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                              RATES ARE PER $1000


   ATTAINED                 ATTAINED               ATTAINED
     AGE           RATE       AGE        RATE        AGE          RATE
     ---           ----       ---        ----        ---          ----
     18            0.155      19         0.161       20           0.163
     21            0.165      22         0.163       23           0.163
     24            0.161      25         0.159       26           0.158
     27            0.158      28         0.159       29           0.163
     30            0.167      31         0.172       32           0.178
     33            0.187      34         0.196       35           0.207
     36            0.221      37         0.238       38           0.257
     39            0.278      40         0.303       41           0.329
     42            0.357      43         0.386       44           0.416
     45            0.449      46         0.483       47           0.520
     48            0.559      49         0.603       50           0.651
     51            0.705      52         0.767       53           0.836
     54            0.911      55         0.988       56           1.071
     57            1.155      58         1.244       59           1.342
     60            1.450      61         1.576       62           1.723
     63            1.891      64         2.078       65           2.276
     66            2.486      67         2.704       68           2.933
     69            3.188      70         3.478       71           3.813
     72            4.208      73          4.66       74           5.163
     75            5.708      76         6.284       77           6.884
     78            7.517      79         8.203       80           8.968
     81            9.837      82        10.829       83          11.941
     84           13.150      85        14.440       86          15.795
     87           17.213      88        18.699       89          20.262
     90           21.925      91        23.733       92          25.762
     93           28.155      94        31.307

THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Age Last Birthday.

Any values guaranteed in this certificate are based on these rates.

30158                               1.01

We, Us and Our           The Paragon Life Insurance Company.

Employee A person who is employed and paid for services by the employer on a regular basis. In no event will the amount of time worked per week be less than 30 hours.

Insured An employee or an employee's spouse who is insured for life insurance under this contract.

Spouse The employee's legal spouse and does not include a spouse who is legally separated from the employee.

Actively at Work         The employee must work for his employer at his usual
                         place of work or such other places as required by his employer in the course of such work for the full number of hours and full rate of pay, as set by the employment practices of his employer. In no event will the amount of time worked per week be less than 30 hours.

Associated               Those companies listed on the contract specifications
Company                  page that are under common control through stock
                         ownership, contract or otherwise, with the contractholder.

                         Employees of each Associated Company will be considered employees of the contract-holder.

                         Service with an Associated Company will be considered service with the contract-holder.

                         The records of an Associated Company which have a bearing on this contract will be considered records of the contractholder.

                         If an Associated Company ceases to be under common control with the contractholder, the insureds of the Associated Company may continue the insurance as an individual policy.

                         The inclusion of any Associated Company will not affect the ownership of this contract by the contractholder or the rights of ownership of this contract by the contractholder.

Individual               Insurance on the employee or the employee's spouse
Insurance                provided through this contract.

Dependent Term           Insurance on the dependent of an employee provided by a
Insurance                rider to the certificate.

                         2.  PROVISIONS RELATING TO INDIVIDUAL AND
                             DEPENDENT TERM INSURANCE

Premium                  Premium payments for individual and dependent term
Payments                 insurance coverage may be made by the employee and/or
                         the contractholder. The employee's premium paid under this contract is the amount authorized by the employee to be deducted from his wages. Premiums may be paid in addition to the authorized deductions as set forth in the contract. The authorization for payroll deduction may be cancelled at any time upon written request.

                         If for any reason, premiums for this coverage are no longer being deducted from the employee's wages, the insurance under the certificate will be continued (in the form of an individual policy as a result of the conversion privilege) and planned premiums will be direct billed basis.

30255                                2.01
(5/95)

Eligibility              Within an eligible class, individual insurance is
for Individual           available only if the employee is actively at work at
Insurance                the time of application for personal insurance.

Effective Date of        Subject to the conditions listed below, the individual
Individual               insurance, subject to eligibility, will be made
Insurance                effective on the latest of the date on which:

                         1)  the application for the certificate is signed;

                         2) the first premium for the individual insurance is paid to us; and

                         3) the information provided in the application for the certificate is determined to be acceptable to us for issuance of coverage under our current rules and practices.

                         If individual insurance ends at the request of the owner or, prior to the maturity date, when a certificate's cash surrender value is insufficient to cover the monthly deductions, individual insurance will be restored only as stated in the certificate section titled "Reinstatement."

Effective Date           Subject to the conditions listed below, the dependent
of Dependent Term        term insurance and additional benefits, subject to
Insurance and            eligibility, will be made effective on the latest of
Additional Benefits      the date on which:

                         1) the individual insurance that such coverage is issued in connection with is effective; and

                         2) the information provided in the application for the particular coverage is determined to be acceptable to us for issuance of coverage under our current rules and practices.

Termination of           Individual and dependent term insurance will
Insurance                terminate according to the terms of the certificate.

Conversion               If an insured's eligibility under this contract ends
Privilege                due to the termination of this contract or the
                         employment of the employee, such insured's coverage, if not already in the form of an individual policy, will automatically be converted by amendment to an individual policy. Such individual policy will provide benefits which are identical to those provided under the certificate.

                         An amendment to convert the certificate to an individual policy will be mailed:

                         1)  within 31 days after we receive written
                             notification that the employee's employment ended, or after the termination date of the contract; and

                         2) once any planned premium necessary to prevent the policy from lapsing is paid to us at our home office.

                         The planned premiums for this individual policy may be paid annually, semiannually, quarterly or at other intervals we establish from time to time. Additional premiums may be paid as set forth in the policy.

                         3.  PREMIUMS

Premium Payment          All planned premiums must be remitted in advance by the
                         contractholder to our home office. This includes any adjustments in premiums.

Grace Period             If planned premium payments after the first such
                         payment are not made in a timely fashion, this contract will be in default. A grace period of 31 days will be granted for the remittance of the planned premiums after the first payment. This contract will be in force during the grace period. If such premium is not paid in the grace period, the contract will terminate at the end of that period. The contract will terminate before that date if the contractholder gives us written notice in advance.

30255                                2.02
(5/95)

Entire Contract          We have issued this contract in consideration of the
                         application of the contractholder and remittance of premiums by the contractholder. This contract, with the attached copy of the contractholder's application and other attached papers, if any, is the entire contract between the contractholder and us. All statements made by the contractholder, any certificate owner or any insured will be deemed representations and not warranties. Misstatements will not be used in any contest or to reduce claim under this contract, unless it is in writing. A copy of the application containing such misstatement must have been given to the contractholder or to the insured or to his beneficiary, if any.

Authority                No agent may change this contract or waive any of its
                         provisions. No change in this contract, other than a change of rates, will be effective until the form making such change is signed by our executive officer and accepted by the contractholder.

Incontestability         We cannot contest this contract after it has been in
                         force for two years from the contract effective date.

Ownership and            The contractholder owns this contract. This contract
Control of               may be changed or ended by agreement between us and the
This Contract            contractholder without the consent of, or notice to,
                         any person claiming rights or benefits under this contract.

Records Required         The contractholder will promptly give us, at our home
                         office, any facts that we may need to administer the insurance under this contract and to determine the premiums. All of the contractholder's records which have a bearing on this insurance will be ready for us to inspect when and as often as we may, within reason, require.

Certificate of           Clerical error by the contractholder or us will not
Insurance                make the insurance of an ineligible person valid nor
                         continue insurance which was ended by valid means.

                         We will issue to the contractholder, to give to each insured under this contract, a certificate of insurance or an individual policy. If an individual policy is issued, then all reference herein to a certificate will mean an individual policy. The certificate will state the owner's rights and benefits under the certificate and to whom benefits are payable. Also, stated are the limits and requirements in this contract that may apply to the insured and his insured dependents, if any.

                         The terms and provisions of the certificate, a copy of which is attached, are incorporated herein by reference and made a part of this contract. The rights and benefits of the insured under or owner of the certificate will not inure to the benefit of the contractholder.

                         Except as provided in the grace period section of this contract, this contract will be terminated immediately upon default.

Termination              We may end this contract or any of its provisions by
of This                  giving notice in writing to the contractholder at least
Contract                 31 days prior to the termination date.

                         If this contract is terminated any insurance in effect will remain in force on an individual basis, provided it is not cancelled or surrendered by the certificate owner. Any planned premiums will no longer be deducted from the employee's wages and will be remitted directly to us.

Sex and                  When used in this contract, the masculine includes the
Number                   feminine, the singular the plural, and the plural the
                         singular.

Monies                   All monies payable by us as benefits under this
Payable                  contract will be paid, subject to the laws which govern
                         such payment, at our home office or authorized claim offices. All monies payable to us or by us will be in the lawful currency of the United States.

Agency Neither us nor the contractholder is an agent of the other under this contract for any purpose

30255                                2.03
(5/95)

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95


                               Non-Participating


                            [LOGO OF PARAGON LIFE]

30029
(1/95)

[LOGO OF PARAGON LIFE]                                  GROUP CONTRACT NUMBER


                                                        CONTRACTHOLDER



               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95


                               Non- Participating

Flexible Premiums are payable during the lifetime of the insured to age 95. The death benefit is payable at the death of the insured prior to age 95 and while the contract is in force. Cash surrender value, if any, is payable at the insured's age 95.


                                   RIGHT TO
                               EXAMINE CONTRACT

You may return this contract within twenty days alter receiving it or within 45 days after the application is signed, whichever period ends later. It may be delivered or mailed to us or the agent through whom it was purchased. The contract will then be deemed void from the start. Any premium paid will be returned.


This contract is a legal contract between the contract holder and Paragon Life Insurance Company. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your contract. This cover sheet is not the complete insurance contract and only the actual contract provisions will control. The contract itself sets forth, in detail, the rights and obligations of both you and your insurance company. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTACT.


  Signed for the company at its Home Office, St. Louis, Missouri  (314-862-2211)


[SIGNATURE ILLEGIBLE]                      /s/ Carl H. Anderson

V.P., GENERAL COUNSEL                      PRESIDENT
AND SECRETARY

30337                              0.01

                       ALPHABETIC GUIDE TO YOUR CONTRACT


                 Page
                 2.03          Agency
                 2.03          Authority
                 2.03          Certificate of Insurance
                 2.02          Conversion Privilege
                 2.01          Definitions
                 2.02 Effective Date of Dependent Term Insurance and Additional Benefits
                 2.02          Effective Date of Individual Insurance
                 2.03          Entire Contract
                 2.02          Grace Period
                 2.03          Incontestability
                 2.03          Monies Payable
                 2.03          Ownership and Control of This Contract
                 2.02          Premiums
                 2.01          Premium Payments
                 2.03          Records Required
                 2.03          Sex and Number
                 2.02          Termination of Insurance
                 2.03          Termination of This Contract



      The Certificate of Insurance will be attached to and made a part of this Contract.

30337                              0.02

                            Contract Specifications



 Contract Effective Date:

 Contract Anniversary Date:

 Contract Jurisdiction State:

 Contract Execution Date:

 Contractholder:



 Associated Companies:



 Eligible Class or Classes of Employees:



 Individual Eligibility Date:

 30177                             1.01

 Employee Insurance Benefits:










 Additional Benefits:









 Premium Due Date:

 30177                              1.02

30177                               1.03

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                              RATES ARE PER $1000


 ATTAINED                   ATTAINED                 ATTAINED
   AGE          RATE          AGE          RATE        AGE          RATE
   ---          ----          ---          ----        ---          ----
   18           0.155         19           0.161       20           0.163
   21           0.165         22           0.163       23           0.163
   24           0.161         25           0.159       26           0.158
   27           0.158         28           0.159       29           0.163
   30           0.167         31           0.172       32           0.178
   33           0.187         34           0.196       35           0.207
   36           0.221         37           0.238       38           0.257
   39           0.278         40           0.303       41           0.329
   42           0.357         43           0.386       44           0.416
   45           0.449         46           0.483       47           0.520
   48           0.559         49           0.603       50           0.651
   51           0.705         52           0.767       53           0.836
   54           0.911         55           0.988       56           1.071
   57           1.155         58           1.244       59           1.342
   60           1.450         61           1.576       62           1.723
   63           1.891         64           2.078       65           2.276
   66           2.486         67           2.704       68           2.933
   69           3.188         70           3.478       71           3.813
   72           4.208         73           4.661       74           5.163
   75           5.708         76           6.284       77           6.884
   78           7.517         79           8.203       80           8.968
   81           9.837         82          10.829       83          11.941
   84          13.150         85          14.440       86          15.795
   87          17.213         88          18.699       89          20.262
   90          21.925         91          23.733       92          25.762
   93          28.155         94          31.307

THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Age Last Birthday.

Any values guaranteed in this contract are based on these rates.

30178                            1.01

                      1. DEFINITIONS

We, Us and Our        The Paragon Life Insurance Company.

Employee A person who is employed and paid for services by the employer on a regular basis. In no event will the amount of time worked per week be less than 30 hours.

Insured An employee or an employee's spouse who is insured for life insurance under this contract.

Spouse The employee's legal spouse and does not include a spouse who is legally separated from the employee.

Actively at Work      The employee must work for his employer at his usual place of work or such other places as required by his employer in the course of such work for the full number of hours and full rate of pay, as set by the employment practices of his employer. In no event will the amount of time worked per week be less than 30 hours.

Associated            Those companies listed on the contract specifications page
Company               that are under common control through stock ownership,
                      contract or otherwise, with the contractholder.

                      Employees of each Associated Company will be considered employees of the contract-holder. Service with an Associated Company will be considered service with the contract-holder.

                      The records of an Associated Company which have a bearing on this contract will be considered records of the contractholder.

                      If an Associated Company ceases to be under common control with the contract-holder, the insureds of the Associated Company may continue the insurance as an individual policy.

                      The inclusion of any Associated Company will not affect the ownership of this contract by the contractholder or the rights of ownership of this contract by the contractholder.

Individual            Insurance on the dependent of an employee provided by a
Insurance             rider to the certificate.

Dependent Term        Insurance on the employee or the employee's spouse
Insurance             provided through this contract.

                      2. PROVISIONS RELATING TO INDIVIDUAL AND DEPENDENT TERM
                         INSURANCE

Premium               Premium payments for individual and dependent term
Payments              insurance coverage may be made by the employee and/or the
                      contractholder. The employee's premium paid under this contract is the amount authorized by the employee to be deducted from his wages. Premiums may be paid in addition to the authorized deductions as set forth in the contract.
                      The authorization for payroll deduction may be cancelled at any time upon written request.

                      If for any reason, premiums for this coverage are no longer being deducted from the employee's wages, the insurance under the certificate will be continued (in the form of an individual policy as a result of the conversion privilege) and planned premiums will be on a direct billed basis.

30259
(6/96)                                   2.01

Eligibility for       Within an eligible class, individual insurance is
Individual            available only if the employee is actively at work at the
Insurance             time of application for personal insurance.

Effective Date        Subject to the conditions listed below, the individual
of Individual         insurance, subject to eligibility, will be made effective
Insurance             on the latest of the date on which:

                      1)  the application for the certificate is signed;
                      2) the first premium for the individual insurance is paid to us; and
                      3) the information provided in the application for the certificate is determined to be acceptable to us for issuance of coverage under our current rules and practices.

                      If individual insurance ends at the request of the owner or, prior to the maturity date, when a certificate's cash surrender value is insufficient to cover the monthly deductions, individual insurance will be restored only as stated in the certificate section titled "Reinstatement."

Effective Date of     Subject to the conditions listed below, the dependent term
Dependent Term        insurance and additional benefits, subject to eligibility,
Insurance and         will be made effective on the latest of the date on which:
Additional
Benefits              1)  the individual insurance that such coverage is issued
                          in connection with is effective; and

                      2) the information provided in the application for the particular coverage is determined to be acceptable to us for issuance of coverage under our current rules and practices.

Termination of        Individual and dependent term insurance will terminate
Insurance             according to the terms of the certificate.

Conversion            If an insured's eligibility under this contract ends due
Privilege             to the termination of this contract or the employment of
                      the employee, such insured's coverage, if not already in the form of an individual policy, will automatically be converted by amendment to an individual policy. Such individual policy will provide benefits which are identical to those provided under the certificate.

                      An amendment to convert the certificate to an individual policy will be mailed:

                      1) within 31 days after we receive written notification that the employee's employment ended, or after the termination date of the contract; and
                      2) once any planned premium necessary to prevent the policy from lapsing is paid to us at our Home Office.

                      The planned premiums for this individual policy may be paid annually, semiannually, quarterly or at other intervals we establish from time to time. Additional premiums may be paid as set forth in the policy.

                      3. PREMIUMS

Premium Payment       All planned premiums must be remitted in advance by the
                      contractholder to our Home Office. This includes any adjustments in premiums.

Grace Period          If planned premium payments after the first such payment
                      are not made in a timely fashion, this contract will be in default. A grace period of 31 days will be granted for the remittance of the planned premiums after the first payment. This contract will be in force during the grace period. If such premium is not paid in the grace period, the contract will terminate at the end of that period. The contract will terminate before that date if the contractholder gives us written notice in advance.


30259
(6/96)                                   2.02

                      4.  GENERAL PROVISIONS

Entire Contract       We have issued this contract in consideration of the
                      application of the contractholder and remittance of premiums by the contractholder. This contract, with the attached copy of the contractholder's application and other attached papers, if any, is the entire contract between the contractholder and us. All statements made by the contractholder, any certificate owner or any insured will be deemed representations and not warranties.
                      Misstatements will not be used in any contest or to reduce claim under this contract, unless it is in writing. A copy of the application containing such misstatement must have been given to the contractholder or to the insured or to his beneficiary, if any.

Authority             No agent may change this contract or waive any of its
                      provisions. No change in this contract, other than a change of rates, will be effective until the form making such change is signed by our executive officer and accepted by the contractholder.

Incontestability      We cannot contest this contract after it has been in force for two years from the contract effective date.

Ownership and         The contractholder owns this contract. This contract may
Control of            be changed or ended by agreement between us and the
This Contract         contractholder without the consent of, or notice to, any
                      person claiming rights or benefits under this contract.

Records Required      The contractholder will promptly give us, at our Home
                      Office, any facts that we may need to administer the insurance under this contract and to determine the premiums. All of the contractholder's records which have a bearing on this insurance will be ready for us to inspect when and as often as we may, within reason, require.

                      Clerical error by the contractholder or us will not make the insurance of an ineligible person valid nor continue insurance which was ended by valid means.

Certificate of        We will issue to the contractholder, to give to each
Insurance             insured under this contract, a certificate of insurance or an individual policy. If an individual policy is issued, then all reference herein to a certificate will mean an individual policy. The certificate will state the owner's rights and benefits under the certificate and to whom benefits are payable. Also, stated are the limits and requirements in this contract that may apply to the insured and his insured dependents, if any.

                      The terms and provisions of the certificate, a copy of which is attached, are incorporated herein by reference and made a part of this contract. The rights and benefits of the insured under or owner of the certificate will not inure to the benefit of the contractholder.

Termination of This   Except as provided in the Grace Period section of this
Contract              contract, this contract will be terminated immediately
                      upon default.

                      We may end this contract or any of its provisions by giving notice in writing to the contractholder at least 31 days prior to the termination date.

                      The contractholder may terminate this contract at any time by giving us written notice of at least 30 days prior to the termination date. However, if coverage under this contract is being transferred to another insurance carrier of a trustee, we reserve the right to require up to 90 days advance notice of termination.

                      If this contract is terminated any insurance in effect will remain in force on an individual basis, provided it is not cancelled or surrendered by the certificate owner. Any planned premiums will no longer be deducted from the employee's wages and will be remitted directly to us.

Sex and Number        When used in this contract, the masculine includes the
                      feminine, the singular the plural, and the plural the singular.

30259
(6/96)                                   2.03

Monies Payable        All monies payable by us as benefits under this contract
                      will be paid, subject to the laws which govern such payment, at our Home Office or authorized claim offices.
                      All monies payable to us or by us will be in the lawful currency of the United States.

Agency Neither us nor the contractholder is an agent of the other under this contract for any purpose.

30259
(6/96)                                   2.04

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95


                               Non-Participating


                               [LOGO OF PARAGON]

30037
(6/96)